Exhibit 99.1

Contact:	For Release:
Brad Cohen	Oct. 24, 2012
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL SECOND QUARTER RESULTS

Highlights:

  Total revenue of $147 million, up 5% sequentially
  Record disk systems and software revenue of $42 million, up 18% year-over-year
  Record DXi revenue driven by 30% year-over-year increase in enterprise sales

  Record StorNext revenue, up 27% year-over-year and reflecting continued StorNext appliances momentum

SAN JOSE, Calif., Oct. 24, 2012 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today reported results for the second quarter of fiscal 2013 (FQ2’13), ended Sept. 30, 2012. Revenue for the quarter totaled $147 million, down 11 percent from the second quarter of fiscal 2012 (FQ2’12) primarily due to lower-than-expected OEM and branded tape automation revenue. However, total revenue was up $6 million, or 5 percent, sequentially. In addition, Quantum reported record revenue of $42 million from disk system and software sales (including related service), which increased 18 percent from FQ2’12 and 38 percent sequentially. Both DXi® and StorNext® revenues were also the highest they have ever been for a quarter, growing 14 percent and 27 percent, respectively, over FQ2’12.

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Quantum Corporation Reports Fiscal Second Quarter Results
Oct. 24, 2012, 1:05 p.m. PDT – Page 2

Quantum reported a GAAP net loss of $12 million, or 5 cents per share, for FQ2’13, compared to GAAP net income of $4 million in FQ2’12. On a non-GAAP basis, the company had a net loss of $5 million, or 2 cents per share, down from net income of $14 million in the same quarter last year. The year-over-year declines were largely driven by the lower overall revenue.

“We are very pleased with our record results in disk systems and software, as these products are key to driving higher revenue growth and profit,” said Jon Gacek, president and CEO of Quantum. “In the September quarter, we also continued to expand and enhance our product portfolio to build on this momentum moving forward, launching our Q-Cloud™ backup and disaster recovery subscription service, shipping the next generation of our vmPRO virtual data protection software, adding 3 TB drives to our DXi8500 enterprise deduplication line and releasing a new version of our StorNext big data management software.

“We believe the shortfall in tape revenue and impact on profits was largely due to the industry transitioning to the latest LTO generation technology. Nevertheless, as we begin the second half of the fiscal year, we are taking actions to reduce spending in certain areas so that we can continue to make the investments that best support our growth strategy.”

Outlook

For the third quarter of fiscal 2013, Quantum expects:

  Revenue of approximately $160 million.
  GAAP gross margin rate of approximately 41 percent and non-GAAP gross margin rate of 42 percent.
  GAAP operating expenses of $67 million to $69 million and non-GAAP operating expenses of $62 million to $64 million.
  Interest expense of $2 million and taxes of $500,000.

For the full fiscal year, the company now expects:

  Revenue of approximately $600 million.
  GAAP gross margin rate of approximately 41 percent and non-GAAP gross margin rate of 42 percent.
  GAAP operating expenses of approximately $273 million and non-GAAP operating expenses of approximately $250 million.

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Quantum Corporation Reports Fiscal Second Quarter Results
Oct. 24, 2012, 1:05 p.m. PDT – Page 3

Business Highlights

Key business highlights for the September quarter include the following:

  Quantum introduced Q-Cloud, a new cloud-based backup and disaster recovery subscription service incorporating Quantum’s DXi and vmPRO technology and delivering business-class data protection for as little as 1 cent/GB/month. Q-Cloud provides backup of both physical and virtual infrastructures for capacities ranging from 1 TB up to 1 PB of protected data. With an on-premise DXi appliance, Q-Cloud customers can benefit from the speed and convenience of local recovery with the security of cloud-based backup.
  The company increased the storage density and power savings in its DXi8500 appliances, creating the industry’s most efficient disk backup and deduplication solution for enterprise customers. The DXi8500 now incorporates 3 TB disk drives to deliver 50 percent greater storage density, 42 percent more power savings and 25 percent higher performance, offering the smallest footprint and the highest value of any enterprise disk backup solution available.
  Shipments of the DXi6700 appliance family surpassed 1,000 units, reflecting the broad adoption of the DXi6701 and DXi6702 during its first year in the market. Designed to eliminate the trade-offs customers have to make with other deduplication solutions, the DXi6701/02 has received several product of the year honors and other industry recognition. (See separate press release issued today titled, “Quantum Ships 1,000th DXi6701/02 Midrange Deduplication Appliance.”)
  Quantum released StorNext 4.3 software, which brings new intelligence features, greater performance and increased scale to managing big data, including support for up to one billion files and dozens of petabytes of tiered storage. This latest generation StorNext software also includes unique capabilities for emerging needs, such as archive on ingest, active vaulting and project-based capacity management – all designed to help customers extract maximum value from their data.
  StorNext File System shipments surpassed 70,000, representing an increase of nearly 20 percent in less than nine months. In addition, the unique value StorNext provides in helping customers manage big data was reflected in two other announcements made during the quarter. First, a NASCAR video project in which StorNext played a central role won a prestigious Innovation Award at IBC 2012, a leading international conference for the media and entertainment industry. Second, in research sponsored by Quantum and conducted by IDC, the industry analyst firm found that StorNext customers experienced a return of nearly $6.50 for every $1 invested over three years, with payback in just over four months.
  Teradata, the leading analytic data solutions company, selected Quantum’s Scalar® tape libraries and Scalar Key Manager™ encryption software as standard elements in its enterprise data protection solution offerings for customers. This partnership speaks to Quantum’s worldwide market share leadership in open systems tape automation and enables the company to extend its customer reach even further.

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Quantum Corporation Reports Fiscal Second Quarter Results
Oct. 24, 2012, 1:05 p.m. PDT – Page 4

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, Oct. 24, 2012, at 2:00 p.m. PDT, to discuss its fiscal second quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9818 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Oct. 24, 2012, at 2:00 p.m. PDT. Site for the webcast and related information: http://www.quantum.com/investors.

About Quantum

Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 50,000 customers trust Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be Certain™ they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com/BeCertain.

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Quantum Corporation Reports Fiscal Second Quarter Results
Oct. 24, 2012, 1:05 p.m. PDT – Page 5

###

Quantum, the Quantum logo, Be Certain, Q-Cloud, DXi, StorNext, Scalar and Scalar Key Manager are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding taking actions to reduce spending so that we can continue to make the investments that best support our growth strategy, that the Teradata relationship enables us to extend our customer reach and all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2012 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2012. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of acquisition expenses, amortization of intangibles, restructuring charges and share-based compensation expense for the following reasons:

Acquisition Expenses
The acquisition expenses were those expenses incurred to acquire Pancetera, Inc. and are not part of Quantum’s future core operations.

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Revenue:
Product	$100,067	$115,126	$193,878	$217,394
Service	35,711	35,898	71,798	72,594
Royalty	11,562	14,015	22,543	28,586
Total revenue	147,340	165,039	288,219	318,574
Cost of revenue:
Product	67,884	72,299	132,634	140,806
Service	20,232	21,129	40,566	43,195
Restructuring benefit related to cost of revenue	—	—	—	(300)
Total cost of revenue	88,116	93,428	173,200	183,701
Gross margin	59,224	71,611	115,019	134,873
Operating expenses:
Research and development	19,475	19,003	38,024	37,583
Sales and marketing	34,441	31,115	69,719	61,640
General and administrative	15,279	15,230	32,059	31,232
Restructuring charges	—	863	—	699
	69,195	66,211	139,802	131,154
Gain on sale of patents	—	1,500	—	1,500
Income (loss) from operations	(9,971)	6,900	(24,783)	5,219
Other income and expense	(110)	(182)	(448)	(280)
Interest expense	(1,817)	(2,852)	(3,666)	(5,661)
Income (loss) before income taxes	(11,898)	3,866	(28,897)	(722)
Income tax provision	370	305	869	943
Net income (loss)	$(12,268)	$3,561	$(29,766)	$(1,665)
Basic and diluted net income (loss) per share:	$(0.05)	$0.01	$(0.12)	$(0.01)

Weighted average common and common equivalent shares:
Basic	239,856	232,712	238,251	230,579
Diluted	239,856	238,459	238,251	230,579

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$1,134	$2,101	$2,496	$4,676
Sales and marketing	2,556	3,285	5,812	6,616
General and administrative	—	7	—	32
	3,690	5,393	8,308	11,324
Share-based compensation:
Cost of revenue	642	568	1,213	1,023
Research and development	947	1,031	1,847	1,671
Sales and marketing	1,246	1,213	2,330	1,932
General and administrative	891	993	2,623	2,196
	3,726	3,805	8,013	6,822

Acquisition expenses	—	93	—	325

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2012	March 31, 2012*
Assets
Current assets:
Cash and cash equivalents	$28,972	$51,261
Restricted cash	3,981	4,230
Accounts receivable, net	99,564	110,840
Manufacturing inventories	54,794	61,111
Service parts inventories	37,149	39,050
Deferred income taxes	4,950	5,295
Other current assets	8,918	9,434
Total current assets	238,328	281,221
Long-term assets:
Property and equipment, net	25,945	25,440
Intangible assets and goodwill	73,417	81,725
Other long-term assets	8,077	6,962
Total long-term assets	107,439	114,127
	$345,767	$395,348
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$42,930	$56,304
Accrued warranty	7,904	7,586
Deferred revenue, current	82,520	93,441
Accrued restructuring charges	924	1,752
Accrued compensation	28,223	31,971
Income taxes payable	351	1,133
Other accrued liabilities	19,023	17,866
Total current liabilities	181,875	210,053
Long-term liabilities:
Deferred revenue, long-term	36,293	36,430
Deferred income taxes	4,476	4,564
Long-term debt	49,495	49,495
Convertible subordinated debt	135,000	135,000
Other long-term liabilities	6,313	6,486
Total long-term liabilities	231,577	231,975
Stockholders’ deficit	(67,685)	(46,680)
	$345,767	$395,348
____________________

*	Derived from the March 31, 2012 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net loss	$(29,766)	$(1,665)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	6,151	5,928
Amortization	8,895	12,521
Service parts lower of cost or market adjustment	4,700	3,851
Deferred income taxes	274	(713)
Share-based compensation	8,013	6,822
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	11,276	6,330
Manufacturing inventories	1,499	(5,992)
Service parts inventories	2,019	2,166
Accounts payable	(13,347)	1,189
Accrued warranty	318	79
Deferred revenue	(11,058)	(5,578)
Accrued restructuring charges	(828)	(2,761)
Accrued compensation	(3,682)	(4,506)
Income taxes payable	(765)	248
Other assets and liabilities	1,779	(913)
Net cash provided by (used in) operating activities	(14,522)	17,006

Cash flows from investing activities:
Purchases of property and equipment	(6,691)	(6,036)
(Increase) decrease in restricted cash	169	(1,245)
Purchases of other investments	(2,169)	—
Return of principal from other investments	208	—
Payment for business acquisition, net of cash acquired	—	(8,152)
Net cash used in investing activities	(8,483)	(15,433)

Cash flows from financing activities:
Repayments of long-term debt	—	(35,521)
Payment of taxes due upon vesting of restricted stock	(1,882)	(2,544)
Proceeds from issuance of common stock	2,599	6,975
Net cash provided by (used in) financing activities	717	(31,090)

Effect of exchange rate changes on cash and cash equivalents	(1)	(33)

Net decrease in cash and cash equivalents	(22,289)	(29,550)
Cash and cash equivalents at beginning of period	51,261	76,010
Cash and cash equivalents at end of period	$28,972	$46,460

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2012
	Gross Margin	Gross Margin Rate	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$59,224	40.2%	$(12,268)	$(0.05)	$(0.05)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,134		3,690
Share-based compensation	642		3,726
Non-GAAP	$61,000	41.4%	$(4,852)	$(0.02)	$(0.02)
Computation of basic and diluted net loss per share:				GAAP	Non-GAAP
Net loss				$(12,268)	$(4,852)

Weighted average shares:
Basic and diluted				239,856	239,856

	Six Months Ended September 30, 2012
	Gross Margin	Gross Margin Rate	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$115,019	39.9%	$(29,766)	$(0.12)	$(0.12)
Non-GAAP Reconciling Items:
Amortization of intangibles	2,496		8,308
Share-based compensation	1,213		8,013
Non-GAAP	$118,728	41.2%	$(13,445)	$(0.06)	$(0.06)
Computation of basic and diluted net loss per share:				GAAP	Non-GAAP
Net loss				$(29,766)	$(13,445)

Weighted average shares:
Basic and diluted				238,251	238,251

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2011
	Gross Margin	Gross Margin Rate	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$71,611	43.4%	$3,561	$0.01	$0.01
Non-GAAP Reconciling Items:
Amortization of intangibles	2,101		5,393
Share-based compensation	568		3,805
Restructuring charges	—		863
Acquisition expenses	—		93
Non-GAAP	$74,280	45.0%	$13,715	$0.06	$0.06
Computation of basic and diluted net income per share:				GAAP	Non-GAAP
Net income				$3,561	$13,715
Interest on dilutive convertible notes				—	1,191
Income for purposes of computing income per diluted share				$3,561	$14,906
Weighted average shares:
Basic				232,712	232,712
Dilutive shares from stock plans				5,747	5,747
Dilutive shares from convertible notes				—	31,158
Diluted				238,459	269,617

	Six Months Ended September 30, 2011
	Gross Margin	Gross Margin Rate	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$134,873	42.3%	$(1,665)	$(0.01)	$(0.01)
Non-GAAP Reconciling Items:
Amortization of intangibles	4,676		11,324
Share-based compensation	1,023		6,822
Restructuring charges	(300)		399
Acquisition expenses	—		325
Non-GAAP	$140,272	44.0%	$17,205	$0.07	$0.07
Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(1,665)	$17,205
Interest on dilutive convertible notes				—	—
Income (loss) for purposes of computing income (loss) per
diluted share				$(1,665)	$17,205
Weighted average shares:
Basic				230,579	230,579
Dilutive shares from stock plans				—	7,835
Dilutive shares from convertible notes				—	—
Diluted				230,579	238,414

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST THIRD QUARTER AND FULL YEAR FISCAL 2013
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

FORECAST THIRD QUARTER FISCAL 2013

	Percentage
Forecast third quarter gross margin rate on a GAAP basis		41.0%
Forecast amortization of intangibles		0.6%
Forecast share-based compensation		0.4%
Forecast third quarter gross margin rate on a non-GAAP basis		42.0%

	Dollar Range
Forecast third quarter operating expense on a GAAP basis	$67.2	—	$69.2
Forecast amortization of intangibles		1.9
Forecast share-based compensation		3.3
Forecast third quarter operating expense on a non-GAAP basis	$62.0	—	$64.0

FORECAST FULL YEAR FISCAL 2013
	Percentage
Forecast fiscal 2013 gross margin rate on a GAAP basis		41.0%
Forecast amortization of intangibles		0.6%
Forecast share-based compensation		0.4%
Forecast fiscal 2013 gross margin rate on a non-GAAP basis		42.0%

	Dollars
Forecast fiscal 2013 operating expense on a GAAP basis		$272.7
Forecast amortization of intangibles		9.5
Forecast share-based compensation		13.2
Forecast fiscal 2013 operating expense on a non-GAAP basis		$250.0

Estimates based on current (October 24, 2012) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 14, 2012. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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